SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2021

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

001-34362	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 Crosspoint Parkway	Buffalo	NY	14068
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMCO	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(f)

Fiscal 2021 Annual Incentive Plan Payout Decisions

On May 16 and 17, 2021, the Compensation and Succession Committee of the Board of Directors (the “Board”) of Columbus McKinnon Corporation (the “Company”) and the Board approved payments to the Company’s named executive officers pursuant to the Company’s Annual Incentive Plan (“AIP”) for the fiscal year ended March 31, 2021 (“Fiscal 2021”). This AIP bonus compensation information for Fiscal 2021 was omitted from the Summary Compensation Table included in the Company’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on April 20, 2021, as amended (the “Registration Statement”), because the amount of the Fiscal 2021 AIP payments had not been determined at the time of filing of the Registration Statement.

Due to the COVID-19 pandemic, target payouts under our Fiscal 2021 AIP were reduced by 50%, which adjusted target amounts are set forth in the column labeled “Fiscal 2021 Adjusted Target AIP” below. Based on the Company’s Fiscal 2021 financial performance, the Fiscal 2021 AIP payments for the named executive officers ranged from approximately 139% to approximately 183% of their adjusted target AIP opportunities as summarized below.

Executive Officer	Fiscal 2021 Target AIP	Fiscal 2021 Adjusted Target AIP (1)	Fiscal 2021 Actual AIP Payment	Fiscal 2021 Actual AIP Payment as a Percentage of Fiscal 2021 Adjusted Target AIP

Richard H. Fleming......................................................................................	$—	$—	$—	—%
Chairman of the Board and Interim President and Chief Executive Officer

David J. Wilson............................................................................................	$750,000	$375,000	$685,650	183%
President and Chief Executive Officer

Gregory P. Rustowicz...................................................................................	$270,012	$135,006	$246,845	183%
Vice President Finance and Chief Financial Officer

Peter M. McCormick....................................................................................	$186,660	$93,330	$167,770	180%
Vice President—Crane Solutions

Kurt F. Wozniak...........................................................................................	$195,306	$97,653	$136,011	139%
Vice President—Industrial Products

Alan S. Korman............................................................................................	$196,877	$98,439	$179,985	183%
Vice President Corporate Development, General Counsel and CHRO

(1) Fiscal 2021 AIP targets were reduced by 50% due to the COVID-19 pandemic.

In accordance with Item 5.02(f) of Form 8-K, the table below updates the Non-Equity Incentive Plan Compensation and Total columns in the Fiscal 2021 Summary Compensation Table for the named executive officers previously set forth in the Registration Statement. No other amounts have changed.

Summary Compensation Table

The following table sets forth the cash compensation, as well as certain other compensation earned during the fiscal years ended March 31, 2021, 2020 and 2019, for the Interim President and Chief Executive Officer, Chief Executive Officer, Chief Financial Officer and each of the Company’s three other most highly compensated executive officers who received annual compensation in excess of $100,000:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Richard H. Fleming(7)	2021	143,750	—	255,095	—	—	—	51	398,896
Chairman of the Board and Interim President and Chief Executive Officer	2020	92,742	—	—	—	—	—	—	92,742
	2019	—	—	—	—	—	—	—	—

David J. Wilson,	2021	625,000	375,000	2,943,078	600,002	685,650	—	345,880	5,574,610
President and Chief Executive Officer	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—

Gregory P. Rustowicz	2021	415,403	150,000	493,481	166,163	246,845	5,111	34,651	1,511,654
Vice President Finance and Chief Financial Officer	2020	415,403	—	482,356	166,164	375,641	4,525	16,995	1,461,084
	2019	403,304	—	322,624	161,323	471,866	6,368	16,983	1,382,468

Peter M. McCormick	2021	373,320	110,000	248,907	124,443	167,770	—	15,800	1,040,240
Vice President—Crane Solutions	2020	374,529	—	358,874	124,424	231,682	2,003	22,753	1,114,265
	2019	366,000	—	219,600	109,795	340,380	24,997	15,786	1,076,558

Kurt F. Wozniak	2021	355,103	105,000	236,772	118,365	136,011	12,043	28,757	992,051
Vice President—Industrial Products	2020	355,103	—	391,736	118,365	240,461	55,624	17,073	1,178,362
	2019	338,193	—	202,915	101,456	372,012	13,221	16,809	1,044,606

Alan S. Korman	2021	357,958	100,000	375,929	107,390	179,985	4,574	6,511	1,132,347
Vice President Corporate Development General Counsel & CHRO	2020	357,958	—	364,816	107,384	273,895	3,682	8,642	1,116,377
	2019	340,912	—	204,518	102,270	365,628	1,925	7,228	1,022,481

(1)For Mr. Wilson, the amount presented in the bonus column represents a one-time sign-on cash bonus received in the amount of $375,000. For Messrs. Rustowicz, McCormick, Wozniak and Korman, the amounts presented in the bonus column represent special retention-related bonuses received in January 2021.
(2)The amounts shown in this column reflect the aggregate grant date fair value for RSUs and PSUs granted in the year indicated under the Columbus McKinnon 2016 Long Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. The grant date fair value for each RSU and PSU is equal to the market price of our common stock on the date of grant. PSUs are recognized as compensation expense based upon their grant date fair value and to the extent it is probable that the performance conditions will be met. The assumptions used in valuing the performance shares granted in fiscal 2019 and 2020 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on May 27, 2020. The maximum amount that may be earned is equal to target.
(3)The amounts shown in this column reflect the aggregate grant date fair value for non-qualified stock options to purchase our common stock granted in the year indicated under the Columbus McKinnon 2016 Long-Term Incentive Plan, as amended and restated in 2019. However, for purposes of this table, estimates of forfeitures have been removed. A Black-Scholes valuation approach has been chosen for these calculations. The assumptions used in valuing these grants for fiscal 2019 and 2020 are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020 filed with the Securities and Exchange Commission on May 27, 2020. For fiscal 2021, the weighted-average assumptions used in calculating the grant date fair value of the stock options granted in fiscal 2021 reported in the option awards column are the following: (i) risk-free interest rate of 0.23%, (ii) expected life of 5.5 years, (iii) volatility factor of 0.380 and (iv) dividend yield of 0.90%. The weighted average grant date fair value of option awards granted on May 18, 2020 to Messrs. Rustowicz, McCormick, Wozniak and Korman is $8.04 per share based on the Black Scholes valuation approach. The weighted average grant date fair value of option awards granted to Mr. Wilson on June 1, 2020 is $9.66 per share based on the Black Scholes valuation approach.
(4)The amounts presented represent amounts earned under the AIP.
(5)Represents the aggregate change in actuarial value under the CMCO Pension Plan from April 1, 2020 to March 31, 2021 for Messrs. Wozniak and Korman. Messrs. Fleming, Wilson and Rustowicz are not covered by a Company-sponsored pension plan. In accordance with SEC rules, to the extent the aggregate change in present value of a defined benefit plan for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the total column has not been adjusted to reflect the negative amount. As such, the amount reported for Mr. McCormick for fiscal 2021 was $0 because the aggregate change in actuarial value under the Magnetek Pension Plan from April 1, 2020 to March 31, 2021 for Mr. McCormick was ($5,066). In addition, the Company sponsors the Company’s non-qualified deferred compensation plan (the “NQDC Plan”) under which eligible participants may elect to defer a portion of their cash compensation.
(6)For Mr. Wilson, the amount presented in the all other compensation column for fiscal 2021 includes a perquisite in the amount of $333,495 consisting of relocation expenses paid for by the Company under its relocation policy, which expenses were incurred in connection with Mr. Wilson’s relocation of his residence to the Company’s headquarters in Buffalo, New York. For Messrs. Rustowicz, Wozniak and Korman, the amount presented in the all other compensation column for fiscal 2021 includes $17,251, $13,157 and $4,859, respectively, that the Company has contributed on behalf of such individual under the NQDC Plan. For Messrs. Wilson, Rustowicz, Wozniak and Korman, the remaining amounts for fiscal 2021 consist of matching contributions under the Columbus McKinnon Thrift 401(k) plan. For Mr. McCormick, represents matching contributions under the Magnetek 401(k) plan.
(7)Mr. Fleming served as Interim President and Chief Executive Officer until June 1, 2020. Mr. Fleming continues to serve as the Chairman of the Board. Of the amount reported above in the salary column, $48,750 represents the annual director retainer received by Mr. Fleming and $45,000 represents fees received by Mr. Fleming for his service as Chairman of the Board, in each case, for the period of time during fiscal 2021 after the completion of his service as Interim President and Chief Executive Officer. Of the amount reported above in the stock award column, $111,005 represents the grant date fair value of the stock award received by Mr. Fleming pursuant to the annual stock retainer granted to Mr. Fleming in his capacity as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Alan S. Korman
Name:	Alan S. Korman
Title:	Vice President Corporate Development,
General Counsel and Chief Human Resources Officer

Dated: May 20, 2021